COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                   BEAR STEARNS ASSET BACKED SECURITIES I LLC


                                    ASSET-BACKED CERTIFICATES, SERIES 2006-3

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NEW ISSUE COMPUTATIONAL MATERIALS



$244,978,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2006-3

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of July 1, 2006.


AUGUST 8, 2006






[GRAPHIC OMITTED][GRAPHIC OMITTED]


-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                    COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                   BEAR STEARNS ASSET BACKED SECURITIES I LLC


                                    ASSET-BACKED CERTIFICATES, SERIES 2006-3

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STATEMENT REGARDING FREE WRITING PROSPECTUS
-------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.


SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                    COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                   BEAR STEARNS ASSET BACKED SECURITIES I LLC


                                    ASSET-BACKED CERTIFICATES, SERIES 2006-3

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                                         CONTACT INFORMATION

MBS Trading
-----------

Scott Eichel                                   Tel: (212) 272-5451
Sr. Managing Director                          eichel@bear.com

Chris Scott                                    Tel: (212) 272-5451
Sr. Managing Director                          cscott@bear.com

MBS Structuring
---------------

Lisa Marks                                     Tel: (212) 272-6420
Managing Director                              lmarks@bear.com

Thomas Durkin                                  Tel: (212) 272-5451
Associate Director                             tdurkin@bear.com

MBS Banking
-----------

Jennifer Schneider                             Tel: (212) 272-7599
Managing Director                              jeschneider@bear.com

Robert Durden                                  Tel: (212) 272-5714
Vice-President                                 rdurden@bear.com

Ryan Bell                                      Tel: (212) 272-2533
Analyst                                        rbell@bear.com

Syndicate
---------

Carol Fuller                                   Tel: (212) 272-4955
Senior Managing Director                       cfuller@bear.com

Angela Ward                                    Tel: (212) 272-4955
Associate Director                             adward@bear.com

Rating Agencies
---------------

S&P:     Errol Arne                            Tel: (212) 438-2089
                                               errol_arne@standardandpoors.com

Moodys:  Wioletta Frankowicz                   Tel: (212) 553-1019
                                               Wioletta.Frankowicz@moodys.com



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
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                                ASSET-BACKED CERTIFICATES, SERIES 2006-3

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
              CERTIFICATE INFORMATION TO 10% OPTIONAL CLEAN-UP CALL


-----------------------------------------------------------------------------------------------------------------------------
            CERTIFICATE         RATINGS             CE            PASS-THROUGH        WINDOW       WAL        CERTIFICATE
  CLASS       SIZE (1)         S&P/MOODYS       LEVELS (1)            RATE             (MOS)      (YRS)          TYPE
-----------------------------------------------------------------------------------------------------------------------------
   A-1       $151,749,000       AAA/Aaa           30.20%          LIBOR (2)(3)         1-29       1.003         Senior
-----------------------------------------------------------------------------------------------------------------------------
   A-2        $26,703,000       AAA/Aaa           30.20%          LIBOR (2)(3)         29-76      3.003         Senior
-----------------------------------------------------------------------------------------------------------------------------
   A-3         $6,607,000       AAA/Aaa           30.20%          LIBOR (2)(3)         76-76      6.289         Senior
-----------------------------------------------------------------------------------------------------------------------------
   M-1        $21,608,000        AA/Aa2           22.05%          LIBOR (2)(4)         52-76      5.489       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
   M-2         $6,496,000       AA-/Aa3           19.60%          LIBOR (2)(4)         49-76      4.819       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
   M-3        $11,533,000         A/A2            15.25%          LIBOR (2)(4)         44-76      4.640       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
   M-4         $5,435,000        A-/A3            13.20%          LIBOR (2)(4)         43-76      4.520       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
   M-5         $5,170,000      BBB+/Baa1          11.25%          LIBOR (2)(4)         42-76      4.471       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
   M-6         $4,772,000       BBB/Baa2           9.45%          LIBOR (2)(4)         40-76      4.427       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
   M-7         $4,905,000      BBB-/Baa3           7.60%          LIBOR (2)(4)         40-76      4.394       Subordinate
-----------------------------------------------------------------------------------------------------------------------------

    NOTES:       - Prepayment Pricing Speed Assumption is 30% CPR
                 - Certificates will be priced to a 10% clean-up call
                 - Certificates are subject to a variance of +/- 10%

    (1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

    (2) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin subject to the Net Rate Cap. The Net Rate Cap will equal the weighted average of the net rates on the mortgage loans.

    (3) On the first distribution date after the first possible optional clean-up call, the margin for the Class A
             Certificates will increase to 2 times its original value.

    (4) On the first distribution date after the first possible optional clean-up call, the margin for the Class M
             Certificates will increase to 1.5 times its original value.




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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THE COLLATERAL


    - Conventional, one- to four-family, fixed-rate and adjustable rate mortgage loans secured by first liens on residential mortgage properties as briefly described in the table below.

    - The mortgage loans are serviced by EMC Mortgage Corp (approximately 66.07%) and Wells Fargo Bank, National Association (approximately 33.93%).

    - As of the Cut-Off Date, no more than approximately 18% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 49% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 56 originators with approximately 38.24% originated by Wells Fargo, approximately 30.00% by Long Beach, approximately 11.00% by Aegis Mortgage and approximately 6.31% originated by New Century Mortgage. No other originator contributed more than 5%.

    - The mortgage loans that were originated by Wells Fargo are generally loans with a delinquency history (approximately 76.33%), loans that did not meet investor guidelines (approximately 21.37%) and loans that had a documentation issue (approximately 2.30%).

    - The mortgage loans that were originated by Long Beach are generally seasoned loans with a delinquency history (approximately 100.00%).

    - The mortgage loans that were originated by Aegis Mortgaeg are generally seasoned loans from the originator's portfolio (approximately 63.99%) and loans with a delinquency history (approximately 36.01%).

    - The mortgage loans that were originated by New Century Mortgage are generally loans that did not meet investor guidelines (approximately 61.96%), loans with a delinquency history (approximately 20.51%) and loans that had a documentation issue (approximately 17.54%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on subprime underwriting guidelines.


-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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

  -------------------------------------------------------------------------------------------------------------------------
                                                      % OF
                        INDEX/          PRINCIPAL      SUB-     GROSS    WAM      AGE     OTERM    GROSS     CURR
     LOAN TYPE           TERM            BALANCE       POOL    WAC (%)  (MOS.)  (MOS.)   (MOS.)   MARGIN(%) CLTV(%)   FICO
  -------------------------------------------------------------------------------------------------------------------------
   ARM/1st Lien        1YR LIBOR          $3,667,869     1.74    5.990     351        9      360     3.184    75.93     734
  -------------------------------------------------------------------------------------------------------------------------
   ARM/1st Lien         1YR CMT           $1,673,330     0.80    5.948     350       10      360     2.936    49.87     718
  -------------------------------------------------------------------------------------------------------------------------
   ARM/1st Lien        6MO LIBOR        $202,351,305    96.27    7.851     367       10      378     5.518    86.38     574
  -------------------------------------------------------------------------------------------------------------------------
   ARM/1st Lien           MTA             $2,505,232     1.19    7.693     352        8      360     3.437    88.83     669
  -------------------------------------------------------------------------------------------------------------------------
                      TOTAL ARM:        $210,197,735    79.28    7.802     367       10      377     5.432    85.93     579
  -------------------------------------------------------------------------------------------------------------------------
  Fixed/1st Lien        Balloon           $1,429,822     2.60    8.113     221       24      245     0.000    71.80     582
  -------------------------------------------------------------------------------------------------------------------------
  Fixed/1st Lien      Full Amort         $53,500,593     97.4    7.571     339       11      349     0.000    80.79     625
  -------------------------------------------------------------------------------------------------------------------------
                     TOTAL FIXED:        $54,930,415    20.72    7.585     335       11      347     0.000    80.56     624
  -------------------------------------------------------------------------------------------------------------------------
                   TOTAL PORTFOLIO:     $265,128,150   100.00    7.757     360       10      371     5.432    84.82     588
  -------------------------------------------------------------------------------------------------------------------------

      ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN CALCULATED USING INFORMATION AS OF JULY 1, 2006 AND MAY DIFFER +/-10% FROM THE FINAL
          CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE.



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                                ASSET-BACKED CERTIFICATES, SERIES 2006-3

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SUMMARY OF TERMS


DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:              EMC Mortgage Corporation.

MASTER SERVICER:                   Wells Fargo Bank, National Association.

SERVICER:                          EMC Mortgage Corporation and Wells Fargo
                                   Bank, National Association.

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE:                           JPMorgan Chase Bank, National Association

RATING AGENCIES:                   Moodys & Standard & Poor's Ratings Group.

SWAP PROVIDER:                     Bear Stearns Financial Products Inc.

CUT-OFF DATE:                      July 1, 2006

SETTLEMENT DATE:                   On or about August 11, 2006

DISTRIBUTION DATE:                 25th day of each month (or the next business
                                   day), commencing August, 2006

OPTIONAL CALL:                     10% clean-up call

REGISTRATION:                      The Certificates will be available in
                                   book-entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Certificates generally
                                   may be purchased by, on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be
                                   'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

P&I ADVANCES:                      The servicer will be obligated to
                                   advance, or cause to be advanced, cash
                                   advanceswith respect to delinquent payments of principal and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The Trustee will be obligated to back-stop the servicer's obligation.

NET MORTGAGE RATE:                 On any mortgage loan, the then
                                   applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.25% to 0.50%) and (2) the Master
                                   Servicing Rate (0.020%).






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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INTEREST PAYMENTS:                 On each Distribution Date holders
                                   of the Certificates will be entitled to
                                   receive the interest that has accrued on the Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior Distribution Date that was not paid.


                                   The "accrual period" for the Certificates will be the period from and including the preceding distribution date (or from the settlement date with respect to the first distribution date) to and including the day prior to the current distribution date.


                                   The trustee will calculate interest on the Certificates on an actual/360 basis.

PRINCIPAL PAYMENTS:                The Class M Certificates will not receive
                                   any principal payments until the
                                   Stepdown Date or during a Trigger Event.


                                   After the Stepdown Date, so long as a Trigger Event is not in effect, principal will be paid to the Class A and Class M Certificates as described under the "Priority of Payments."



CREDIT ENHANCEMENT:                Subordination: Initially, [30.20]% for the
                                   Class A Certificates, [22.05]% for the
                                   Class M-1 Certificates, [19.60]% for the
                                   Class  M-2 Certificates, [15.25]% for the
                                   Class M-3 Certificates, [13.20]% for the
                                   Class M-4 Certificates, [11.25]% for the
                                   Class M-5 Certificates, [9.45]% for the
                                   Class M-6 Certificates and [7.60]% for the
                                   Class M-7 Certificates.

                                   o  Overcollateralization ("OC")
                                        INITIAL (% Orig.)         [7.60]%
                                        OC TARGET (% Orig.)       [7.60]%
                                        STEPDOWN (% Current)      [15.20]%
                                        OC FLOOR (% Orig.)         0.50%

                                   o   Excess spread, which will initially be
                                       equal to approximately [196] bps per
                                       annum (before losses), is expected to be available to cover losses and to build OC.






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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INTEREST REMITTANCE AMOUNT:             With  respect  to  any   Distribution
                                        Date,    that portion of the available
                                        distribution amount for that
                                        Distribution Date that represents
                                        interest received or advanced on
                                        the Mortgage Loans (net of
                                        Administrative Fees and any Net
                                        Swap Payment or Swap Termination
                                        Payment owed to the Swap Provider
                                        not resulting from an event of
                                        default or certain termination
                                        events with respect to the Swap
                                        Provider (a "Swap Provider Trigger
                                        Event")).

OVERCOLLATERALIZATION AMOUNT:           The  Overcollateralization  Amount with
                                        respect to any Distribution Date is the
                                        excess, if any, of (i) the
                                        aggregate principal balance of the
                                        Mortgage Loans as of the last day
                                        of the related Due Period (after
                                        giving effect to scheduled payments
                                        of principal due during the related
                                        Due Period, to the extent received
                                        or advanced, and unscheduled
                                        collections of principal received
                                        during the related Prepayment
                                        Period, and after reduction for
                                        Realized Losses incurred during the
                                        related Due Period) over (ii) the
                                        aggregate Certificate Principal
                                        Balance of the Class A Certificates
                                        and Class M Certificates, after
                                        taking into account the
                                        distributions of principal to be
                                        made on such Distribution Date.

OVERCOLLATERALIZATION                   With  respect  to any  Distribution
TARGET AMOUNT:                          Date,  (i) prior to the  Stepdown
                                        Date,  an amount equal to
                                        approximately  7.60% of the aggregate
                                        principal  balance of the
                                        Mortgage Loans as of the Cut-off Date,
                                        (ii) on or after the Stepdown Date
                                        provided a Trigger Event is not in
                                        effect, the greater of (x) approximately
                                        15.20% of the then current aggregate
                                        outstanding principal balance of the
                                        Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                        Period, and after reduction for Realized
                                        Losses incurred during the related Due
                                        Period) and (y) approximately $1,325,641 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution
                                        Date. The Overcollateralization Target
                                        Amount for the Offered Certificates is
                                        expected to be fully funded on the
                                        Closing Date.

OVERCOLLATERALIZATION                   With  respect  to any  Distribution
INCREASE AMOUNT:                        Date,  an amount  equal to the lesser
                                        of (i) available  excess  cashflow
                                        from the  Mortgage  Loans  available
                                        for payment of Overcollateralization
                                        Increase Amount and (ii) the excess,
                                        if any, of (x) the
                                        Overcollateralization Target Amount for
                                        that Distribution Date over (y) the
                                        Overcollateralization Amount for that
                                        Distribution Date.

OVERCOLLATERALIZATION                   With respect to any Distribution Date
REDUCTION AMOUNT:                       for which the Excess
                                        Overcollateralization Amount is, or
                                        would be, after taking into account
                                        all other  distributions  to be
                                        made on that Distribution Date, greater
                                        than zero, an amount equal to the lesser of (i) the Excess Overcollateralization
                                        Amount for that Distribution Date and
                                        (ii) principal collected on the Mortgage
                                        Loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION            With   respect  to  any   Distribution
AMOUNT:                                 Date,   the  excess,   if  any,  of
                                        the Overcollateralization Amount over
                                        the Overcollateralization Target Amount.




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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STEPDOWN DATE:                      The later to occur of (x) the
                                    Distribution Date occurring in
                                    August 2009 and (y) the first Distribution
                                    Date on which the Credit Enhancement
                                    Percentage for the Class A Certificates
                                    (calculated for this purpose only after
                                    taking into account distributions of
                                    principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amounts to the holders of the Certificates then entitled to distributions of principal on such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period)) is greater than or equal to approximately 61.30%.


CREDIT ENHANCEMENT                  The  Credit  Enhancement  Percentage  for
PERCENTAGE:                         any Class of Certificates for any
                                    Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate
                                    Principal Balance of the class or classes subordinate thereto (including the Class CE
                                    Certificates) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution
                                    Amounts to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.



                                            CLASS     INITIAL CE %      CE % ON/AFTER STEPDOWN DATE
                                            A           30.20%           60.40%
                                            M-1         22.05%           44.10%
                                            M-2         19.60%           39.20%
                                            M-3         15.25%           30.50%
                                            M-4         13.20%           26.40%
                                            M-5         11.25%           22.50%
                                            M-6          9.45%           18.90%
                                            M-7          7.60%           15.20%





-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
TRIGGER EVENT:                      If either the Delinquency Test or the
                                    Cumulative Loss Test is violated.

DELINQUENCY TEST:                   The  Delinquency  Test is  violated  on
                                    any Distribution Date if the
                                    percentage obtained by dividing (x) the
                                    aggregate outstanding principal balance of
                                    Mortgage Loans delinquent 60 days or more
                                    (including Mortgage Loans that are in
                                    foreclosure, have been converted to REO
                                    Properties or have been discharged by reason of bankruptcy) by (y) the aggregate outstanding principal balance of the
                                    Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds
                                    [32.60]% of the Credit Enhancement
                                    Percentage.

CUMULATIVE LOSS TEST:               The Cumulative Loss Test is
                                    violated on any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off
                                    Date exceeds the applicable percentages
                                    set forth below with respect to such
                                    Distribution Date:

                                      DISTRIBUTION DATE OCCURRING IN           PERCENTAGE
                                      August 2009 through  July 2010           [4.70]%
                                      August 2010 through  July 2011           [7.25]%
                                      August 2011 through  July 2012           [8.50]%
                                      August 2012 and thereafter               [9.00]%

REALIZED LOSSES:                    Generally, any Realized Losses on
                                    the Mortgage Loans will be absorbed first by Excess Spread, second, by the Overcollateralization Amount, third, by the Class M Certificates in reverse numerical order and fourth, to the Class A
                                    Certificates, on a pro rata basis.

EXPENSE ADJUSTED MORTGAGE           The applicable mortgage rate (as adjusted
RATE:                               for the actual number of days in the
                                    related Interest Accrual Period) on
                                    each Mortgage Loan as of the first day of the related Due Period minus the sum of the
                                    (i) Servicing Fee Rate and (ii) the Master
                                    Servicing Fee.

NET WAC RATE CAP:                   For any Distribution Date and the Class A
                                    and Class M Certificates is the
                                    weighted average of the Expense Adjusted
                                    Mortgage Rates of the Mortgage Loans as of the first day of the related due period, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and further adjusted for any net swap payments and certain swap termination payments as described in the prospectus supplement.

PASS-THROUGH RATES:                 The Pass-Through Rate with respect
                                    to each class of Class A Certificates and Class M Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month
                                    LIBOR plus the related Margin, and (y)
                                    the related Net WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
SWAP AGREEMENT:                     On the Closing Date, the Swap
                                    Administrator will enter into a
                                    Swap Agreement with an initial notional
                                    amount of approximately $233,986,244. Under the Swap Agreement, the Swap Administrator shall be obligated to pay to the Swap
                                    Provider an amount equal to [5.469]% (per annum) on the swap notional amount and the Swap Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the swap notional amount on each Distribution Date beginning on the 1st distribution date and through the 48th distribution date, accrued during each swap accrual period until the swap is retired. Only the net amount (the
                                    "Net Swap Payment") of the two obligations above will be paid by the appropriate party.
                                    To the extent that the Swap Administrator is obliged to make a Net Swap Payment on any Distribution Date, amounts otherwise available to certificate holders will be applied to make a net payment to the Swap
                                    Administrator in the same amount, for
                                    payment to the Swap Provider.

                                    Upon early termination of the Swap
                                    Agreement, the Swap Administrator or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. IN THE EVENT THAT THE SWAP ADMINISTRATOR IS REQUIRED TO MAKE A SWAP TERMINATION PAYMENT, THE TRUST WILL BE REQUIRED TO MAKE A PAYMENT TO THE SWAP ADMINISTRATOR IN THE SAME AMOUNT, WHICH AMOUNT WILL BE PAID ON THE RELATED DISTRIBUTION DATE, AND ON ANY SUBSEQUENT DISTRIBUTION DATES UNTIL PAID IN FULL, PRIOR TO DISTRIBUTIONS TO
                                    CERTIFICATEHOLDERS (OTHER THAN A SWAP
                                    TERMINATION PAYMENT DUE TO A SWAP
                                    PROVIDER TRIGGER EVENT). Shown below is
                                    the swap notional amount schedule,
                                    calculated at 40.00% CPR.



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------


--------------------------------------------------------------
Period      Notional Amount    Period      Notional Amount
--------------------------------------------------------------
           1     233,986,243.84          30     29,845,138.50
           2     224,104,060.26          31     28,581,879.59
           3     214,638,353.40          32     27,371,975.38
           4     205,571,602.23          33     26,213,150.90
           5     196,887,021.74          34     25,103,261.13
           6     188,568,532.02          35     24,040,277.26
           7     180,600,728.74          36     23,022,181.73
           8     172,968,854.78          37     22,047,083.20
           9     165,658,773.03          38     21,113,174.00
          10     158,656,940.46          39     20,218,714.05
          11     151,950,383.10          40     19,362,044.30
          12     145,526,672.22          41     18,541,574.73
          13     139,373,901.42          42     17,755,774.76
          14     133,479,812.31          43     17,003,180.86
          15     127,834,396.13          44     16,282,394.74
          16     122,432,341.45          45     15,592,073.67
          17     117,262,869.50          46     14,930,933.29
          18     112,311,809.43          47     14,297,746.82
          19     107,572,899.49          48     13,691,331.26
          20     103,033,976.40
          21      98,691,595.06
          22      94,531,896.80
          23      90,547,812.13
          24      86,731,289.41
          25      37,047,027.96
          26      35,479,821.94
          27      33,978,802.30
          28      32,541,096.21
          29      31,164,070.58



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
INTEREST CARRY FORWARD AMOUNT:      For each class of Offered
                                    Certificates, and on any
                                    Distribution Date, the sum of (i) the excess of (A) the interest accrued during the related Interest Accrual Period for such Class (excluding any Basis Risk Shortfall
                                    Carryover Amount with respect to such
                                    class), plus any unpaid Interest Carry
                                    Forward Amount from the prior Distribution
                                    Date, over (B) the amount actually
                                    distributed to such class with respect to interest on such prior Distribution Date and
                                    (ii) interest on such excess at the
                                    Pass-Through Rate for such class.

INTEREST DISTRIBUTION AMOUNT:       The  Interest  Distribution  Amount for
                                    the Offered Certificates of any
                                    class on any Distribution Date is equal to interest accrued during the related Interest
                                    Accrual Period on the Certificate Principal
                                    Balance of that class immediately prior to the Distribution Date at the Pass-Through
                                    Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Master Servicer and any shortfalls resulting from the application of the Relief Act.

SENIOR INTEREST DISTRIBUTION        The Senior Interest Distribution Amount
AMOUNT:                             for any Distribution Date and any Class A
                                    Certificates is equal to the Interest
                                    Distribution Amount for such Distribution
                                    Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A Certificates.


BASIS RISK SHORTFALL CARRYOVER      With  respect  to any  Distribution  Date,
AMOUNT:                             and the Class A Certificates and
                                    Class M Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such
                                    Distribution Date if the Pass-Through Rate is limited to the related Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

BASIS RISK SHORTFALL:               Because each Mortgage Loan has a mortgage
                                    rate that is either fixed or
                                    adjustable, and the adjustable-rate Mortgage
                                    Loans will adjust based on six-month LIBOR, one-year LIBOR, one-year TREASURY, or MTA after an initial fixed-rate period of six months, one, two, three, five, seven or ten years following the date of origination, and the Pass-Through Rates on the Offered
                                    Certificates are based on one-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis
                                    Risk Shortfalls"). This may also occur if six-month LIBOR, one-year LIBOR, one-year
                                    TREASURY and MTA rise quickly since the
                                    Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk
                                    Shortfalls occur, they will be carried
                                    forward as Basis Risk Shortfall Carryover
                                    Amounts and paid from Net Monthly Excess
                                    Cashflow on a subordinated basis on the same
                                    Distribution Date or in any subsequent
                                    Distribution Date.


-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
INTEREST PAYMENT PRIORITY:          On each Distribution  Date, the Interest
                                    Remittance Amount will be distributed in the following order of priority:

                                       (i)     from the Interest
                                               Remittance Amount, to
                                               the holders of the
                                               Class A Certificates,
                                               the Senior Interest
                                               Distribution Amount
                                               allocable to such
                                               Certificates;.
                                       (ii)    from the remaining
                                               Interest Remittance
                                               Amount, to the holders
                                               of the Class M-1
                                               Certificates, the
                                               Interest Distribution
                                               Amount for such
                                               Certificates;
                                       (iii)   from the remaining
                                               Interest Remittance
                                               Amount, to the holders
                                               of the Class M-2
                                               Certificates, the
                                               Interest Distribution
                                               Amount for such
                                               Certificates;
                                       (iv)    from the remaining
                                               Interest Remittance
                                               Amount, to the holders
                                               of the Class M-3
                                               Certificates, the
                                               Interest Distribution
                                               Amount for such
                                               Certificates;
                                       (v)     from the remaining
                                               Interest Remittance
                                               Amount, to the holders
                                               of the Class M-4
                                               Certificates, the
                                               Interest Distribution
                                               Amount for such
                                               Certificates;
                                       (vi)    from the remaining
                                               Interest Remittance
                                               Amount, to the holders
                                               of the Class M-5
                                               Certificates, the
                                               Interest Distribution
                                               Amount for such
                                               Certificates;
                                       (vii)   from the remaining
                                               Interest Remittance
                                               Amount, to the holders
                                               of the Class M-6
                                               Certificates, the
                                               Interest Distribution
                                               Amount for such
                                               Certificates; and
                                       (viii)  from the remaining
                                               Interest Remittance
                                               Amount, to the holders
                                               of the Class M-7
                                               Certificates, the
                                               Interest Distribution
                                               Amount for such
                                               Certificates.




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
PRINCIPAL PAYMENT PRIORITY:         On each  Distribution  Date  (a)  prior
                                    to the Stepdown Date or (b) on
                                    which a Trigger Event is in effect, the
                                    Principal Distribution Amounts shall be
                                    distributed as follows:

                                       (i)       the Principal
                                                 Distribution Amount
                                                 sequentially to the
                                                 holders of the Class A
                                                 Certificates, until the
                                                 Certificate Principal
                                                 Balance of each such
                                                 class has been reduced
                                                 to zero;
                                       (ii)      to the holders of the
                                                 Class M-1 Certificates,
                                                 any Principal
                                                 Distribution Amount
                                                 remaining after the
                                                 distributions described
                                                 in (i) above, until the
                                                 Certificate Principal
                                                 Balance thereof has
                                                 been reduced to zero;
                                       (iii)     to the holders of the
                                                 Class M-2 Certificates,
                                                 any Principal
                                                 Distribution Amount
                                                 remaining after the
                                                 distributions described
                                                 in (i) and (ii) above,
                                                 until the Certificate
                                                 Principal Balance
                                                 thereof has been
                                                 reduced to zero;
                                       (iv)      to the holders of the
                                                 Class M-3 Certificates,
                                                 any Principal
                                                 Distribution Amount
                                                 remaining after the
                                                 distributions described
                                                 in (i), (ii) and (iii)
                                                 above, until the
                                                 Certificate Principal
                                                 Balance thereof has
                                                 been reduced to zero;
                                       (v)       to the holders of the
                                                 Class M-4 Certificates,
                                                 any Principal
                                                 Distribution Amount
                                                 remaining after the
                                                 distributions described
                                                 in (i), (ii), (iii) and
                                                 (iv) above, until the
                                                 Certificate Principal
                                                 Balance thereof has
                                                 been reduced to zero;
                                       (vi)      to the holders of the
                                                 Class M-5 Certificates,
                                                 any Principal
                                                 Distribution Amount
                                                 remaining after the
                                                 distributions described
                                                 in (i), (ii), (iii),
                                                 (iv) and (v) above,
                                                 until the Certificate
                                                 Principal Balance
                                                 thereof has been
                                                 reduced to zero;
                                       (vii)     to the holders of the
                                                 Class M-6 Certificates,
                                                 any Principal
                                                 Distribution Amount
                                                 remaining after the
                                                 distributions described
                                                 in (i), (ii), (iii),
                                                 (iv), (v) and (vi)
                                                 above, until the
                                                 Certificate Principal
                                                 Balance thereof has
                                                 been reduced to zero;
                                                 and
                                       (viii)    to the holders of the
                                                 Class M-7 Certificates,
                                                 any Principal
                                                 Distribution Amount
                                                 remaining after the
                                                 distributions described
                                                 in (i), (ii), (iii),
                                                 (iv), (v), (vi) and
                                                 (vii) above, until the
                                                 Certificate Principal
                                                 Balance thereof has
                                                 been reduced to zero.


-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
PRINCIPAL PAYMENT PRIORITY:         On each  Distribution  Date (a) on or after
                                    the Stepdown Date and (b) on which
                                    a Trigger
                                    Event is not in effect, the
                                    Principal Distribution Amount shall be
                                    distributed as follows:

                                       (i)      the Principal Distribution
                                                Amount sequentially to the
                                                holders of the Class A
                                                Certificates, to the extent
                                                of the Class A Principal
                                                Distribution Amount, until
                                                the Certificate Principal
                                                Balance of each such class
                                                has been reduced to zero;
                                       (ii)     to the holders of the Class
                                                M-1 Certificates, the Class
                                                M-1 Principal Distribution
                                                Amount, until the
                                                Certificate Principal
                                                Balance thereof has been
                                                reduced to zero;
                                       (iii)    to the holders of the Class
                                                M-2 Certificates, the Class
                                                M-2 Principal Distribution
                                                Amount, until the
                                                Certificate Principal
                                                Balance thereof has been
                                                reduced to zero;
                                       (iv)     to the holders of the Class
                                                M-3 Certificates, the Class
                                                M-3 Principal Distribution
                                                Amount, until the
                                                Certificate Principal
                                                Balance thereof has been
                                                reduced to zero;
                                       (v)      to the holders of the Class
                                                M-4 Certificates, the Class
                                                M-4 Principal Distribution
                                                Amount, until the
                                                Certificate Principal
                                                Balance thereof has been
                                                reduced to zero;
                                       (vi)     to the holders of the Class
                                                M-5 Certificates, the Class
                                                M-5 Principal Distribution
                                                Amount, until the
                                                Certificate Principal
                                                Balance thereof has been
                                                reduced to zero;
                                       (vii)    to the holders of the Class
                                                M-6 Certificates, the Class
                                                M-6 Principal Distribution
                                                Amount, until the
                                                Certificate Principal
                                                Balance thereof has been
                                                reduced to zero; and
                                       (viii)   to the holders of the Class
                                                M-7 Certificates, the Class
                                                M-7 Principal Distribution
                                                Amount, until the
                                                Certificate Principal
                                                Balance thereof has been
                                                reduced to zero.


-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
SWAP PAYMENTS:                         Funds payable under the swap agreement
                                       will be deposited into a reserve account
                                       (the "Derivative Account").

                                       Funds in the Swap Account that are
                                       payable to the Swap Provider will be paid from any available funds prior to distributions on the Certificates and will be distributed on each Distribution Date in the following order of priority:

                                       1)   to the Swap Provider, any Net Swap
                                            Payment owed for such Distribution
                                            Date; and

                                       2)   to the Swap Provider, any Swap
                                            Termination Payment not due to a
                                            Swap Provider Trigger Event.

                                       Funds in the Swap Account that are
                                       payable to the trust will be distributed on each Distribution Date in the following order of priority:

                                      1)    to the holders of the Class A
                                            Certificates, on a pro rata basis,
                                            to pay accrued interest and any
                                            Interest Carry Forward Amount to
                                            the extent of the interest portion
                                            of any Realized Loss on the related
                                            Mortgage Loans, in each case to the
                                            extent unpaid from the Interest
                                            Remittance Amount;

                                       2)   to the holders of the Class M
                                            Certificates, sequentially, to pay
                                            accrued interest and any Interest
                                            Carry Forward Amount to the extent
                                            of the interest portion of any
                                            Realized Loss on the related
                                            Mortgage Loans, in each case to the
                                            extent unpaid from the Interest
                                            Remittance Amount;

                                       3)   to pay, first to the Class A
                                            Certificates on a pro rata basis,
                                            and second, sequentially to the
                                            Class M-1, Class M-2, Class M-3,
                                            Class M-4, Class M-5, Class M-6 and
                                            Class M-7 Certificates, in that
                                            order, any Basis Risk Carryover
                                            Amounts for such Distribution Date;

                                       4)   to pay as principal to the Class A,
                                            Class M-1, Class M-2, Class M-3,
                                            Class M-4, Class M-5, Class M-6 and
                                            Class M-7 Certificates to maintain
                                            the Overcollateralization Target
                                            Amount for such Distribution Date
                                            (to the extent the
                                            Overcollateralization Amount is
                                            reduced below the
                                            Overcollateralization Target Amount
                                            as a result of Realized Losses and
                                            to the extent not covered by Net
                                            Monthly Excess Cashflow) distributed
                                            in the same manner and priority as
                                            the Principal Distribution Amount;
                                            and

                                       5)   to the party named in the Pooling
                                            and Servicing Agreement, any
                                            remaining amounts.



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
NET MONTHLY EXCESS CASHFLOW         With  respect  to  any  Distribution
DISTRIBUTIONS:                      Date, the available distribution amount
                                    remaining after distribution of the Interest
                                    Remittance Amount and the Principal
                                    Distribution Amount as described above ("Net
                                    Monthly Excess Cashflow") shall be
                                    distributed as follows to the extent not covered by amounts paid pursuant to the Swap
                                    Agreement (other than in the case of clause
                                    (i) below):

                                       (i)   to the holders of the class or
                                             classes of Certificates then
                                             entitled to receive
                                             distributions in respect of
                                             principal, in an amount
                                             equal to the
                                             Overcollateralization
                                             Increase Amount,
                                             distributable as part of
                                             the Principal Distribution
                                             Amount;

                                       (ii)  from Net Monthly Excess
                                             Cashflow attributable to
                                             the Interest Remittance
                                             Amount, to the holders of
                                             the Class A Certificates,
                                             in an amount equal to any
                                             Interest Carry Forward
                                             Amounts to the extent
                                             unpaid from the Interest
                                             Remittance Amount or
                                             amounts paid to the trust
                                             pursuant to the Swap
                                             Agreement.

                                       (iii) from Net Monthly Excess
                                             Cashflow attributable to
                                             the Interest Remittance
                                             Amount, to the holders of
                                             the Class A Certificates,
                                             in an amount equal to the
                                             previously allocated
                                             Realized Loss Amounts;

                                       (iv)  to the holders of the Class
                                             M-1, Class M-2, Class M-3,
                                             Class M-4, Class M-5, Class
                                             M-6 and Class M-7
                                             Certificates, in that
                                             order, in an amount equal
                                             to the related Interest
                                             Carry Forward Amount
                                             allocable to such
                                             Certificates;

                                       (v)   to make payments to a
                                             reserve account, to the
                                             extent required to
                                             distribute to the holders
                                             of the Class A Certificates
                                             any Basis Risk Carryover
                                             Amounts for such classes
                                             (after taking into account
                                             amounts paid under the Swap
                                             Agreement);

                                       (vi)  to make payments to a
                                             reserve account, to the
                                             extent required to
                                             distribute to the holders
                                             of the Class M Certificates
                                             any Basis Risk Carryover
                                             Amounts for such classes
                                             (after taking into account
                                             amounts paid under the Swap
                                             Agreement);

                                       (vii) to the holders of the Class
                                             A Certificates and Class M
                                             Certificates, in an amount
                                             equal to such certificates'
                                             allocated share of any
                                             Prepayment Interest
                                             Shortfalls and any
                                             shortfalls resulting from
                                             the application of the
                                             Relief Act, in each case,
                                             without interest accrued
                                             thereon;

                                       (viii)to the Swap Provider, any
                                             Swap Termination Payment
                                             for such Distribution Date
                                             due to a Swap Provider
                                             Trigger Event; and to the
                                             holders of the Class B-IO
                                             Certificates and Class R
                                             Certificates as provided in
                                             the Pooling and Servicing
                                             Agreement.

-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
PRINCIPAL DISTRIBUTION                 The Principal  Distribution  Amount
AMOUNT:                                for any  Distribution  Date will be the
                                       sum of (i) the principal portion of all scheduled monthly payments on the
                                       Mortgage Loans due during the related Due
                                       Period, whether or not received on
                                       or prior to the related
                                       Determination Date; (ii) the
                                       principal portion of all proceeds
                                       received in respect of the
                                       repurchase of a Mortgage Loan (or,
                                       in the case of a substitution,
                                       certain amounts representing a
                                       principal adjustment) as required
                                       by the Pooling and Servicing
                                       Agreement during the related
                                       Prepayment Period; (iii) the
                                       principal portion of all other
                                       unscheduled collections, including
                                       insurance proceeds, liquidation
                                       proceeds and all full and partial
                                       principal prepayments, received
                                       during the related Prepayment
                                       Period, to the extent applied as
                                       recoveries of principal on the
                                       Mortgage Loans, and (iv) the amount
                                       of any Overcollateralization
                                       Increase Amount for such
                                       Distribution Date MINUS (v) the sum
                                       of (a) any Net Swap Payment, or any
                                       Swap Termination Payment not due to
                                       a Swap Provider Trigger Event, owed
                                       to the Swap Provider to the extent
                                       not paid on prior Distribution
                                       Dates from the Interest Remittance
                                       Amount on such Distribution Dates
                                       and (b) the amount of any
                                       Overcollateralization Reduction
                                       Amount for such Distribution Date
                                       allocated to the Principal
                                       Distribution Amount based on the
                                       amount of principal for such
                                       Distribution Date.


CLASS A PRINCIPAL DISTRIBUTION         The Class A Principal  Distribution
AMOUNT:                                Amount is an amount equal to the excess
                                       of (x) the  aggregate   Certificate
                                       Principal  Balance  of  the  Class  A
                                       Certificates immediately prior to such
                                       Distribution Date over (y) the
                                       lesser of (A) the product of (i)
                                       approximately 39.60% and (ii) the
                                       aggregate principal balance of the
                                       Mortgage Loans as of the last day
                                       of the related Due Period (after
                                       giving effect to scheduled payments
                                       of principal due during the related
                                       Due Period, to the extent received
                                       or advanced, and unscheduled
                                       collections of principal received
                                       during the related Prepayment
                                       Period, and after reduction for
                                       Realized Losses incurred during the
                                       related Due Period) and (B) the
                                       aggregate principal balance of the
                                       Mortgage Loans as of the last day
                                       of the related Due Period (after
                                       giving effect to scheduled payments
                                       of principal due during the related
                                       Due Period, to the extent received
                                       or advanced, and unscheduled
                                       collections of principal received
                                       during the related Prepayment
                                       Period, and after reduction for
                                       Realized Losses incurred during the
                                       related Due Period) minus
                                       approximately $1,325,641.


CLASS M-1 PRINCIPAL                    The Class M-1  Principal  Distribution
DISTRIBUTION                            Amount is an amount equal to the
AMOUNT:                                excess of (x) the sum of (i) the
                                       aggregate Certificate Principal Balance
                                       of the Class A Certificates (after
                                       taking into account the payment of
                                       the Class A Principal Distribution
                                       Amounts on such Distribution Date)
                                       and (ii) the Certificate Principal
                                       Balance of the Class M-1
                                       Certificates immediately prior to
                                       such Distribution Date over (y) the
                                       lesser of (A) the product of (i)
                                       approximately 55.90% and (ii) the
                                       aggregate principal balance of the
                                       Mortgage Loans as of the last day
                                       of the related Due Period (after
                                       giving effect to scheduled payments
                                       of principal due during the related
                                       Due Period, to the extent received
                                       or advanced, and unscheduled
                                       collections of principal received
                                       during the related Prepayment
                                       Period, and after reduction for
                                       Realized Losses incurred during the
                                       related Due Period) and (B) the
                                       aggregate principal balance of the
                                       Mortgage Loans as of the last day
                                       of the related Due Period (after
                                       giving effect to scheduled payments
                                       of principal due during the related
                                       Due Period, to the extent received
                                       or advanced, and unscheduled
                                       collections of principal received
                                       during the related Prepayment
                                       Period, and after reduction for
                                       Realized Losses incurred during the
                                       related Due Period) minus
                                       approximately $1,325,641.



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
CLASS M-2 PRINCIPAL                 The Class M-2  Principal  Distribution
DISTRIBUTION                        Amount is an amount equal to the excess
AMOUNT:                             of (x) the sum of (i) the  aggregate
                                    Certificate Principal Balance of the Class A
                                    Certificates and Class M-1
                                    Certificates (after taking into
                                    account the payment of the Class A
                                    and Class M-1 Principal
                                    Distribution Amounts on such
                                    Distribution Date) and (ii) the
                                    Certificate Principal Balance of
                                    the Class M-2 Certificates
                                    immediately prior to such
                                    Distribution Date over (y) the
                                    lesser of (A) the product of (i)
                                    approximately 60.80% and (ii) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) and (B) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) minus
                                    approximately $1,325,641.

CLASS M-3 PRINCIPAL DISTRIBUTION    The Class M-3 Principal  Distribution
AMOUNT:                             Amount is an amount equal to the excess of
                                    (x) the sum of (i) the aggregate
                                    Certificate Principal Balance of the Class
                                    A, Class M-1 and Class M-2
                                    Certificates (after taking into
                                    account the payment of the Class A,
                                    Class M-1 and Class M-2 Principal
                                    Distribution Amounts on such
                                    Distribution Date) and (ii) the
                                    Certificate Principal Balance of
                                    the Class M-3 Certificates
                                    immediately prior to such
                                    Distribution Date over (y) the
                                    lesser of (A) the product of (i)
                                    approximately 69.50% and (ii) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) and (B) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) minus
                                    approximately $1,325,641.



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
CLASS M-4 PRINCIPAL DISTRIBUTION    The Class M-4 Principal  Distribution
AMOUNT:                             Amount is an amount equal to the excess of
                                    (x) the sum of (i) the aggregate
                                    Certificate Principal Balance of
                                    the Class A, Class M-1, Class M-2
                                    and Class M-3 Certificates (after
                                    taking into account the payment of
                                    the Class A, Class M-1, Class M-2
                                    and Class M-3 Principal
                                    Distribution Amounts on such
                                    Distribution Date) and (ii) the
                                    Certificate Principal Balance of
                                    the Class M-4 Certificates
                                    immediately prior to such
                                    Distribution Date over (y) the
                                    lesser of (A) the product of (i)
                                    approximately 73.60% and (ii) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) and (B) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) minus
                                    approximately $1,325,641.

CLASS M-5 PRINCIPAL DISTRIBUTION    The Class M-5 Principal  Distribution
AMOUNT:                             Amount is an amount equal to the excess of
                                    (x) the sum of (i) the aggregate
                                    Certificate Principal Balance of the Class
                                    A, Class M-1, Class M-2, Class M-3
                                    and Class M-4 Certificates (after
                                    taking into account the payment of
                                    the Class A, Class M-1, Class M-2,
                                    Class M-3 and Class M-4 Principal
                                    Distribution Amounts on such
                                    Distribution Date) and (ii) the
                                    Certificate Principal Balance of
                                    the Class M-5 Certificates
                                    immediately prior to such
                                    Distribution Date over (y) the
                                    lesser of (A) the product of (i)
                                    approximately 77.50% and (ii) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) and (B) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) minus
                                    approximately $1,325,641.




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------
CLASS M-6 PRINCIPAL DISTRIBUTION    The Class M-6 Principal  Distribution
AMOUNT:                             Amount is an amount equal to the excess
                                    of (x) the sum of (i) the aggregate
                                    Certificate Principal Balance of
                                    the Class A, Class M-1, Class M-2,
                                    Class M-3, Class M-4 and Class M-5
                                    Certificates (after taking into
                                    account the payment of the Class A,
                                    Class M-1, Class M-2, Class M-3,
                                    Class M-4 and Class M-5 Principal
                                    Distribution Amounts on such
                                    Distribution Date) and (ii) the
                                    Certificate Principal Balance of
                                    the Class M-6 Certificates
                                    immediately prior to such
                                    Distribution Date over (y) the
                                    lesser of (A) the product of (i)
                                    approximately 81.10% and (ii) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) and (B) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) minus
                                    approximately $1,325,641.

CLASS M-7 PRINCIPAL DISTRIBUTION    The Class M-7 Principal  Distribution
AMOUNT:                             Amount is an amount equal to the excess of
                                    (x) the sum of (i) the aggregate
                                    Certificate Principal Balance of
                                    the Class A, Class M-1, Class M-2,
                                    Class M-3, Class M-4, Class M-5 and
                                    Class M-6 Certificates (after
                                    taking into account the payment of
                                    the Class A, Class M-1, Class M-2,
                                    Class M-3, Class M-4, Class M-5 and
                                    Class M-6 Principal Distribution
                                    Amounts on such Distribution Date)
                                    and (ii) the Certificate Principal
                                    Balance of the Class M-7
                                    Certificates immediately prior to
                                    such Distribution Date over (y) the
                                    lesser of (A) the product of (i)
                                    approximately 84.80% and (ii) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) and (B) the
                                    aggregate principal balance of the
                                    Mortgage Loans as of the last day
                                    of the related Due Period (after
                                    giving effect to scheduled payments
                                    of principal due during the related
                                    Due Period, to the extent received
                                    or advanced, and unscheduled
                                    collections of principal received
                                    during the related Prepayment
                                    Period, and after reduction for
                                    Realized Losses incurred during the
                                    related Due Period) minus
                                    approximately $1,325,641.





-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------


                                                          AVAILABLE FUNDS CAP
                ---------------------------------------------------------------------------------------------
                         DISTRIBUTION   AFC        AFC                 DISTRIBUTION   AFC        AFC
                PERIOD   DATE           RATE(1)    RATE (2)   PERIOD   DATE           RATE(1)    RATE (2)
                ---------------------------------------------------------------------------------------------
                   1       25-Aug-06   15.63      15.63      39          25-Oct-09   9.74       15.39
                   2       25-Sep-06   7.18       19.92      40          25-Nov-09   9.48       15.02
                   3       25-Oct-06   7.26       19.85      41          25-Dec-09   9.75       15.32
                   4       25-Nov-06   7.18       19.60      42          25-Jan-10   9.48       14.93
                   5       25-Dec-06   7.26       19.53      43          25-Feb-10   9.48       14.89
                   6       25-Jan-07   7.18       19.29      44          25-Mar-10   10.36      15.96
                   7       25-Feb-07   7.19       19.16      45          25-Apr-10   9.48       14.81
                   8       25-Mar-07   7.53       19.36      46          25-May-10   9.77       15.13
                   9       25-Apr-07   7.32       19.00      47          25-Jun-10   9.49       14.74
                  10       25-May-07   7.48       19.02      48          25-Jul-10   9.77       15.05
                  11       25-Jun-07   7.41       18.80      49          25-Aug-10   9.47       11.56
                  12       25-Jul-07   7.52       18.77      50          25-Sep-10   9.47       11.56
                  13       25-Aug-07   7.43       18.54      51          25-Oct-10   9.79       11.95
                  14       25-Sep-07   7.43       18.42      52          25-Nov-10   9.48       11.58
                  15       25-Oct-07   7.92       18.83      53          25-Dec-10   9.79       11.97
                  16       25-Nov-07   8.16       18.96      54          25-Jan-11   9.48       11.59
                  17       25-Dec-07   8.54       19.22      55          25-Feb-11   9.48       11.60
                  18       25-Jan-08   8.65       19.20      56          25-Mar-11   10.50      12.84
                  19       25-Feb-08   8.69       19.11      57          25-Apr-11   9.50       11.64
                  20       25-Mar-08   9.45       19.78      58          25-May-11   9.82       12.03
                  21       25-Apr-08   9.11       19.48      59          25-Jun-11   9.50       11.64
                  22       25-May-08   9.38       19.84      60          25-Jul-11   9.82       12.03
                  23       25-Jun-08   9.24       19.63      61          25-Aug-11   9.50       11.65
                  24       25-Jul-08   9.50       19.87      62          25-Sep-11   9.50       11.65
                  25       25-Aug-08   9.33       14.32      63          25-Oct-11   9.82       12.04
                  26       25-Sep-08   9.36       14.44      64          25-Nov-11   9.50       11.65
                  27       25-Oct-08   9.64       14.86      65          25-Dec-11   9.82       12.04
                  28       25-Nov-08   9.39       14.73      66          25-Jan-12   9.51       11.65
                  29       25-Dec-08   9.67       15.10      67          25-Feb-12   9.51       11.66
                  30       25-Jan-09   9.41       14.88      68          25-Mar-12   10.17      12.47
                  31       25-Feb-09   9.42       14.87      69          25-Apr-12   9.51       11.67
                  32       25-Mar-09   10.28      16.03      70          25-May-12   9.83       12.06
                  33       25-Apr-09   9.43       15.03      71          25-Jun-12   9.51       11.67
                  34       25-May-09   9.73       15.42      72          25-Jul-12   9.83       12.06
                  35       25-Jun-09   9.46       15.08      73          25-Aug-12   9.52       11.67
                  36       25-Jul-09   9.73       15.39      74          25-Sep-12   9.52       11.67
                  37       25-Aug-09   9.46       15.05      75          25-Oct-12   9.83       12.06
                  38       25-Sep-09   9.46       15.08      76          25-Nov-12   9.53       11.69
                ---------------------------------------------------------------------------------------------

         (1) Assumes 1-month LIBOR at 5.393%, 6-month LIBOR at 5.558%, 1-year LIBOR at 5.62%, MTA at 4.432% and 1-year Treasury at 5.21%, no losses and is run at the pricing speed to call.

         (2) Assumes the indices equal 20%, no losses and run at the pricing speed to call.





-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------


                                                  EXCESS SPREAD BEFORE LOSSES (BASIS POINTS)
                ---------------------------------------------------------------------------------------------
                         DISTRIBUTION                                  DISTRIBUTION
                PERIOD   DATE           RATE(1)    RATE (2)   PERIOD   DATE           RATE(1)    RATE (2)
                ---------------------------------------------------------------------------------------------
                  1        25-Aug-06    483        483           39      25-Oct-09    471        463
                  2        25-Sep-06    196        204           40      25-Nov-09    444        436
                  3        25-Oct-06    199        202           41      25-Dec-09    459        451
                  4        25-Nov-06    198        198           42      25-Jan-10    448        440
                  5        25-Dec-06    201        200           43      25-Feb-10    450        442
                  6        25-Jan-07    200        198           44      25-Mar-10    490        482
                  7        25-Feb-07    202        200           45      25-Apr-10    451        444
                  8        25-Mar-07    215        214           46      25-May-10    466        459
                  9        25-Apr-07    217        215           47      25-Jun-10    453        446
                 10        25-May-07    227        226           48      25-Jul-10    467        460
                 11        25-Jun-07    228        227           49      25-Aug-10    452        443
                 12        25-Jul-07    234        232           50      25-Sep-10    452        443
                 13        25-Aug-07    233        231           51      25-Oct-10    469        461
                 14        25-Sep-07    234        232           52      25-Nov-10    453        445
                 15        25-Oct-07    277        274           53      25-Dec-10    470        462
                 16        25-Nov-07    312        308           54      25-Jan-11    453        445
                 17        25-Dec-07    341        337           55      25-Feb-11    454        445
                 18        25-Jan-08    366        363           56      25-Mar-11    505        497
                 19        25-Feb-08    371        368           57      25-Apr-11    456        448
                 20        25-Mar-08    422        418           58      25-May-11    473        465
                 21        25-Apr-08    417        412           59      25-Jun-11    456        448
                 22        25-May-08    432        425           60      25-Jul-11    473        465
                 23        25-Jun-08    434        426           61      25-Aug-11    456        448
                 24        25-Jul-08    447        437           62      25-Sep-11    457        448
                 25        25-Aug-08    446        440           63      25-Oct-11    474        465
                 26        25-Sep-08    451        444           64      25-Nov-11    457        448
                 27        25-Oct-08    466        458           65      25-Dec-11    474        466
                 28        25-Nov-08    457        450           66      25-Jan-12    457        448
                 29        25-Dec-08    472        463           67      25-Feb-12    457        448
                 30        25-Jan-09    464        455           68      25-Mar-12    492        484
                 31        25-Feb-09    468        458           69      25-Apr-12    458        449
                 32        25-Mar-09    505        495           70      25-May-12    475        467
                 33        25-Apr-09    473        464           71      25-Jun-12    458        450
                 34        25-May-09    491        482           72      25-Jul-12    475        467
                 35        25-Jun-09    482        474           73      25-Aug-12    458        449
                 36        25-Jul-09    497        488           74      25-Sep-12    458        449
                 37        25-Aug-09    489        480           75      25-Oct-12    475        467
                 38        25-Sep-09    474        465          76       25-Nov-12    460        451
                ---------------------------------------------------------------------------------------------

         (1) Assumes 1-month LIBOR at 5.393%, 6-month LIBOR at 5.558%, 1-year LIBOR at 5.620%, MTA at 4.432% and 1-year Treasury at 5.210%, no losses and is run at the pricing speed to call.

         (2) Assumes all Indexes are run at forward rates, no losses and run at the pricing speed to call.



-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                       ON INFORMATION AS OF JULY 1, 2006.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                                 FIXED POOL             ADJUSTABLE POOL                TOTAL POOL
---------------------------------------------------------------------------------------------------------------------
 Expected Pool Balance                             $54,930,415                $210,197,735              $265,128,150
 Average Balance                                      $158,758                    $191,786                  $183,861
 % Conforming Balances                                  83.84%                      78.40%                    79.52%
---------------------------------------------------------------------------------------------------------------------
 WA Gross WAC                                           7.585%                      7.802%                    7.757%
 Range of Gross WAC                           5.000% - 13.150%            4.750% - 13.750%          4.750% - 13.750%
 WA Net WAC (%)                                         7.213%                      7.355%                    7.326%
 WAM (mos)                                                 335                         367                       360
 WA Age (mos)                                               11                          10                        10
 WA Orig. Term (mos)                                       347                         377                       371
---------------------------------------------------------------------------------------------------------------------
Fixed Rate Balloon                                       2.60%                        ---%                     0.54%
Fixed Rate Fully Amortizing                             97.40%                        ---%                    20.18%
Adjustable Rate Balloon                                   ---%                       3.12%                     2.48%
---------------------------------------------------------------------------------------------------------------------
Adjustable Rate Fully Amortizing                          ---%                      96.88%                    76.81%
---------------------------------------------------------------------------------------------------------------------
 First Lien / Second Lien                      100.00% / 0.00%             100.00% / 0.00%           100.00% / 0.00%
---------------------------------------------------------------------------------------------------------------------
CURRENT BALANCE
$0 - $49,999                                             2.93%                       1.43%                     1.74%
$50,000 - $99,999                                       11.78%                       8.53%                     9.20%
$100,000 - $149,999                                     17.23%                      14.74%                    15.25%
$150,000 - $199,999                                     12.41%                      14.10%                    13.75%
$200,000 - $249,999                                      8.37%                       8.48%                     8.46%
$250,000 - $299,999                                     14.99%                      11.16%                    11.96%
$300,000 - $349,999                                      9.45%                       8.80%                     8.94%
$350,000 - $399,999                                      6.08%                       7.66%                     7.34%
$400,000 - $449,999                                      4.65%                       6.06%                     5.77%
$450,000 - $499,999                                      3.49%                       4.01%                     3.90%
$500,000 - $549,999                                      2.86%                       3.22%                     3.14%
$550,000 - $599,999                                      2.10%                       2.71%                     2.59%
$600,000 - $649,999                                      2.27%                       2.71%                     2.62%
$650,000 and above                                       1.38%                       6.37%                     5.34%
---------------------------------------------------------------------------------------------------------------------
INTEREST RATE
Up to 5.999%                                             9.43%                       6.36%                     6.99%
6.000% - 6.999%                                         27.01%                      21.08%                    22.31%
7.000% - 7.999%                                         34.87%                      34.33%                    34.44%
8.000% - 8.999%                                         15.88%                      22.64%                    21.24%
9.000% - 9.999%                                          6.62%                      10.73%                     9.88%
10.000% - 10.999%                                        4.12%                       3.57%                     3.68%
11.000% - 11.999%                                        0.96%                       0.89%                     0.91%
12.000% - 12.999%                                        1.06%                       0.23%                     0.40%
13.000% - 13.999%                                        0.04%                       0.17%                     0.14%
14.000% - 14.999%                                        0.00%                       0.00%                     0.00%
15.000% and above                                        0.00%                       0.00%                     0.00%
---------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                       ON INFORMATION AS OF JULY 1, 2006.
-------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                                FIXED POOL             ADJUSTABLE POOL                    TOTAL POOL
------------------------------------------------------------------------------------------------------------------------
AGE (MONTHS)
0 - 12                                                 79.72%                      84.66%                        83.64%
13 - 24                                                14.82%                      12.93%                        13.32%
25 - 36                                                 3.25%                       1.34%                         1.74%
37 - 48                                                 0.91%                       0.56%                         0.63%
49 - 60                                                 0.22%                       0.03%                         0.07%
61 - 72                                                 0.04%                       0.00%                         0.01%
73 - 84                                                 0.24%                       0.11%                         0.14%
85 - 96                                                 0.10%                       0.14%                         0.13%
97 and Greater                                          0.69%                       0.22%                         0.32%
ORIGINAL TERM
1-15 Years                                              6.50%                       0.02%                         1.36%
16-30 Years                                            93.24%                      85.67%                        87.24%
+30 Years                                               0.26%                      14.31%                        11.40%
CREDIT SCORE
Weighted Average                                          624                         579                           588
Not Available                                           0.00%                       0.00%                         0.00%
Up to 549                                              22.72%                      41.91%                        37.94%
550 to 599                                             17.47%                      23.69%                        22.40%
600 to 649                                             17.69%                      19.20%                        18.89%
650 to 699                                             23.66%                       9.76%                        12.64%
700 to 749                                             11.20%                       3.33%                         4.96%
750 to 799                                              7.27%                       1.95%                         3.05%
800 and Greater                                         0.00%                       0.16%                         0.13%
------------------------------------------------------------------------------------------------------------------------
 CURRENT LTV*
*LTV for second liens includes
Senior Lien Balance
 Weighted Average                                      79.07%                      81.35%                        80.88%
 % LTV's > 80%                                         43.01%                      42.32%                        42.46%
 % of LTV's > 80% with MI                              28.81%                       8.49%                        12.70%
------------------------------------------------------------------------------------------------------------------------
ORIGINAL LTV*
*LTV for second liens includes
Senior Lien Balance
Weighted Average                                       79.21%                      80.81%                        80.48%
Up to 10.00%                                            0.00%                       0.00%                         0.00%
10.01% - 20.00%                                         0.23%                       0.17%                         0.18%
20.01% - 30.00%                                         0.79%                       0.09%                         0.24%
30.01% - 40.00%                                         2.18%                       0.55%                         0.88%
40.01% - 50.00%                                         1.72%                       0.41%                         0.69%
50.01% - 60.00%                                         3.83%                       2.72%                         2.95%
60.01% - 70.00%                                         9.95%                       7.32%                         7.86%
70.01% - 80.00%                                        39.63%                      52.21%                        49.60%
80.01% - 90.00%                                        30.86%                      26.85%                        27.69%
90.01% - 100.00%                                       10.74%                       9.49%                         9.75%
100.01% and above                                       0.07%                       0.20%                         0.17%
------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                       ON INFORMATION AS OF JULY 1, 2006.
-------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                                FIXED POOL              ADJUSTABLE POOL                   TOTAL POOL
------------------------------------------------------------------------------------------------------------------------
OCCUPANCY STATUS
 Investor Property                                      9.46%                        5.88%                        6.62%
 Owner Occupied                                        76.38%                       91.90%                       88.68%
 Second Home                                           14.16%                        2.22%                        4.69%
LOAN PURPOSE
 Cash-Out Refi                                         45.50%                       46.74%                       46.48%
 Purchase                                              37.28%                       46.76%                       44.80%
 Rate/Term Refi                                        17.22%                        6.50%                        8.72%
------------------------------------------------------------------------------------------------------------------------
INSURANCE
 Conventional w/oMI                                    70.48%                       91.37%                       87.04%
 Conventional w/MI                                     29.52%                        8.63%                       12.96%
------------------------------------------------------------------------------------------------------------------------
GEOGRAPHIC CONCENTRATION (> 5%)
                                                  (CA) 14.73%                  (CA) 21.93%                  (CA) 20.44%
                                                  (FL) 14.16%                  (FL) 11.67%                  (FL) 12.19%
                                                   (TX) 7.47%                   (MD) 6.15%                   (MD) 5.68%
                                                   (NJ) 6.04%                                                (TX) 5.18%
                                                   (NY) 5.66%

PROPERTY TYPE
2-4 Family                                             10.47%                        6.74%                        7.52%
CO-OP                                                   0.00%                        0.00%                        0.00%
Condominium                                             8.86%                        8.48%                        8.56%
Manufactured Home                                       0.00%                        0.00%                        0.00%
PUD                                                     8.14%                        8.99%                        8.81%
Single Family                                          72.27%                       75.68%                       74.97%
Townhouse                                               0.27%                        0.11%                        0.14%
------------------------------------------------------------------------------------------------------------------------
INDEX
 Fixed Rate                                           100.00%                        --- %                       20.72%
 1MO LIBOR ARM                                          --- %                        0.00%                        0.00%
 1YR LIBOR ARM                                          --- %                        1.74%                        1.38%
 1YR CMT ARM                                            --- %                        0.80%                        0.63%
 6MO LIBOR ARM                                          --- %                       96.27%                       76.32%
 MTA                                                    --- %                        1.19%                        0.94%
------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]               BEAR STEARNS ASSET-BACKED SECURITIES I LLC
                                ASSET-BACKED CERTIFICATES, SERIES 2006-3
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                       ON INFORMATION AS OF JULY 1, 2006.
-------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                                FIXED POOL                   ADJUSTABLE                   TOTAL POOL
------------------------------------------------------------------------------------------------------------------------
GROSS MARGIN
Weighted Average (Arms Only)                             ---%                       5.432%                       5.432%
Fixed Rate Mortgage Loans                             100.00%                        --- %                       20.72%
Up to 2.999%                                             ---%                        5.33%                        4.22%
3.000% - 3.999%                                          ---%                        8.21%                        6.51%
4.000% - 4.999%                                          ---%                       38.46%                       30.49%
5.000% - 5.999%                                          ---%                       18.65%                       14.79%
6.000% - 6.999%                                          ---%                       15.58%                       12.35%
7.000% - 7.999%                                          ---%                        9.82%                        7.78%
8.000% and above                                         ---%                        3.96%                        3.14%
------------------------------------------------------------------------------------------------------------------------
MAXIMUM INTEREST RATE
Weighted Average (Arms Only)                             ---%                      13.788%                      13.788%
Fixed Rate Mortgage Loans                             100.00%                        --- %                       20.72%
Up to 11.999%                                            ---%                        7.05%                        5.59%
12.000% - 12.999%                                        ---%                       17.57%                       13.93%
13.000% - 13.999%                                        ---%                       34.90%                       27.67%
14.000% - 14.999%                                        ---%                       24.56%                       19.47%
15.000% - 15.999%                                        ---%                       11.88%                        9.42%
16.000% - 16.999%                                        ---%                        3.30%                        2.62%
17.000% - 17.999%                                        ---%                        0.69%                        0.54%
18.000% - 18.999%                                        ---%                        0.06%                        0.05%
19.000% - 19.999%                                        ---%                        0.00%                        0.00%
20.000% and above                                        ---%                        0.00%                        0.00%
------------------------------------------------------------------------------------------------------------------------
MONTHS TO NEXT RATE ADJUSTMENT
Weighted Average (Arms Only)                             ---%                           17                           17
Fixed Rate Mortgage Loans                             100.00%                         ---%                       20.72%
 1 -  3                                                  ---%                        3.17%                        2.51%
 4 -  7                                                  ---%                        2.92%                        2.31%
 8 - 11                                                  ---%                        8.73%                        6.92%
12 - 15                                                  ---%                       39.47%                       31.29%
16 - 19                                                  ---%                       30.75%                       24.38%
20 - 23                                                  ---%                        2.49%                        1.97%
24 - 43                                                  ---%                        9.37%                        7.43%
44 - 50                                                  ---%                        0.27%                        0.21%
51 and Greater                                           ---%                        2.83%                        2.24%
------------------------------------------------------------------------------------------------------------------------
INTEREST ONLY
10YR IO                                                 1.14%                        1.84%                        1.70%
15YR IO                                                 0.73%                        0.00%                        0.15%
2YR IO                                                  0.00%                        1.72%                        1.36%
3YR IO                                                  0.00%                        0.67%                        0.53%
5YR IO                                                  3.99%                       11.57%                       10.00%
7YR IO                                                  0.00%                        0.69%                        0.54%
NONIO                                                  94.14%                       83.51%                       85.72%
------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.